UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2018

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On and effective February 1, 2018, Joseph N. Bondi resigned from his position as Senior Vice President and Chief Product Officer of Armstrong Flooring, Inc. (the “Company”). Mr. Bondi will remain in a full-time, non-executive, non-officer employment role reporting to Donald R. Maier, the Company’s President and Chief Executive Officer, or Mr. Maier’s designee, from February 1, 2018 through May 31, 2018 (the “Transition Period”). In connection with Mr. Bondi’s resignation, the Company and Mr. Bondi entered into a Separation and Release Agreement (the “Separation Agreement”).

(e)    Pursuant to the terms of the Separation Agreement, and subject to certain conditions, including Mr. Bondi’s continued employment and execution of certain releases without timely revocation of his consent to the releases, Mr. Bondi will be entitled to: (i) continue to receive, during the Transition Period, his monthly base pay at the rate in effect as of February 1, 2018 (US $28,600.00) and all applicable perquisites, less applicable deductions and withholdings in accordance with the Company’s usual payroll practices and procedures; (ii) be eligible to participate, during the Transition Period, in the Company’s standard employee benefit plans in which he participated as of the date of the resignation; and (iii) provided that Mr. Bondi is employed by the Company through May 31, 2018 (the “Separation Date”) or such employment was previously terminated by the Company other than for Mr. Bondi’s breach of the Separation Agreement and other than for Cause, a lump sum payment of US $250,000.00, less all applicable withholding, in the first payroll period following Mr. Bondi’s execution of a supplemental release without timely revocation of his consent to such release. Mr. Bondi also acknowledged and agreed that he will continue to be bound by certain restrictive covenants included in his Change in Control Agreement with the Company. Mr. Bondi also granted the Company a waiver and release of liability and claims and will grant a supplemental release to the Company following the conclusion of the Transition Period. Mr. Bondi’s release includes, without limitation, a waiver and release of all rights under his Change in Control and Severance Agreement with the Company, the Company’s Severance Pay Plan for Executive Employees and any incentive compensation plan or stock option plan with the Company. Mr. Bondi will not be eligible for any award under the Company’s Annual Incentive Plan in respect of 2018 or any long-term incentive awards during the Transition Period.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On February 5, 2018, the Company issued a press release announcing (i) its strategy to empower its distributors with increased responsibility for marketing, merchandising and sales of its residential flooring products and focus resources to drive growth with national retail and commercial customers, and (ii) the resignation of Mr. Bondi as Senior Vice President and Chief Product Officer. The full text of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Armstrong Flooring, Inc. dated February 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: February 5, 2018